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                                                                   EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Southern Foods Group, L.P. and SFG Capital Corporation on Form S-4 of our report on Meadow Gold Dairy Operations dated June 27, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




Deloitte & Touche LLP
Kansas City, Missouri
April 1, 1998